                                   FORM 8-K

                                CURRENT REPORT

   Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


Date of Report (Date of earliest event reported)       February 4, 1998
                                                  -------------------------

                                  HUNTCO INC.
                               ----------------
            (Exact name of registrant as specified in its charter)


     Missouri                       1-13600                    43-1643751
-----------------           ----------------------          --------------
 (State or other           (Commission File Number)          (IRS Employer
  jurisdiction of                                          Identification No.)
  incorporation)



14323 S. Outer Forty, Suite 600N, Town & Country, Missouri          63017
----------------------------------------------------------        ---------
      (Address of principal executive offices)                    (Zip Code)


Registrant's telephone number, including area code       (314) 878-0155
                                                  ---------------------------


                                Not applicable
         ------------------------------------------------------------
         (Former name or former address, if changed since last report)

Item  5.     Other Events

Huntco Inc. (the "Company") issued a news release on February 4, 1998, with respect to its release of earnings for its eight-month transition period ended December 31, 1997. This news release is incorporated herein by reference to
Exhibit 99 attached hereto.


This Current Report on Form 8-K contains certain statements that are forward-looking and involve risks and uncertainties. Words such as "expects," "anticipates," "projects," "estimates," "plans," "believes," and variations of such words and similar expressions are intended to identify such forward-looking statements. These statements are based on current expectations and projections concerning the Company's plans for 1998 and about the steel processing industry in general, as well as assumptions made by Company management and are not guarantees of future performance. Therefore, actual events, outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements. Achievement of these forward -looking results is dependent upon numerous factors, circumstances and contingencies, certain of which are beyond the control of the Company.
Certain of the more important factors which the Company believes could cause actual results to differ materially from the forward-looking data presented include:


     Impact of changing steel prices on the Company's results of operations:

As evidenced by the unfavorable impact on net income in the years ended April 30, 1996 and 1997, as well as the eight month transition period ended December 31, 1997, the Company's financial results can be significantly impacted by changing steel prices. The Company's principal raw material is flat rolled carbon steel coils. The steel industry is highly cyclical in nature and prices for the Company's raw materials are influenced by numerous factors beyond the control of the Company, including general economic conditions, competition, labor costs, import duties and other trade restrictions and currency exchange rates. Changing steel prices may cause the Company's results of operations to fluctuate significantly.

To respond promptly to customer orders for its products, the Company maintains a substantial inventory of steel coils in stock and on order. The Company's commitments for steel purchases are generally at prevailing market prices in effect at the time the Company places its orders. The Company has no long-term, fixed-price steel purchase contracts. The Company generally does not enter into fixed-price sales contracts with its steel processing customers with terms longer than three months.

As steel producers change the effective selling price for the Company's raw materials, competitive conditions may influence the amount of the change, if any, in the Company's selling prices to its customers. Changing steel prices could therefore affect the Company's net sales and net income, particularly as it liquidates its inventory position. The Company believes that a major portion of the effect of a steel price change on net income is likely to be experienced within three months of the effective date of the change. When a series of changes in steel prices occurs, the period in which net income may be affected can extend beyond a three month period of time. Accordingly, the Company believes that comparisons of its quarterly results of operations are not necessarily meaningful in periods of changing steel prices.

Steel prices charged by the primary producers of hot rolled steel coils, both domestic and foreign, have been extremely volatile over the previous three years, and conditions exist which could cause this volatility to continue during 1998. No assurance can be given that volatility in steel prices will not again negatively impact the Company's results of operations and net income.


     Continued internal expansion involving new processes and markets:

Notwithstanding the fact that the growth in the Company's net sales has resulted from increasing levels of tons processed and sold, with such increases in tonnage primarily occurring at newly constructed facilities, there can be no assurance that the Company will be successful in the continued development and expansion of its pickling, cold rolling, stamping and hot roll tempering operations at its Blytheville, Arkansas facility, or that these expansions will proceed as quickly as the Company anticipates. Successful development of these projects requires the Company to develop new customers, in new market territories and absolute assurance cannot be given that this will occur on the timetable which the Company expects, if ever.

In addition, the continued ramp up of the Company's stamping plant in Blytheville, and the continued maturation of the Company's pickling, cold rolling and tempering operations in Blytheville and of its South Carolina facility will cause the Company to face new competition.


     Cyclicality of demand for Company products:

Many of the Company's steel processing products are sold to industries that experience significant fluctuations in demand based on economic conditions, energy prices or other matters beyond the control of the Company. The Company has increased the level of tons of steel sold and processed in each of its last five fiscal years. However, no assurance can be given that the Company will be able to increase or maintain its level of tons shipped, especially in periods of economic stagnation or downturn. The expected increase in tons processed and shipped assumes that the Company is able to maintain the base volume of tons processed and shipped that it has realized through the period ended December 31, 1997. This assumption is based upon the Company's experience, the most relevant experience being over the previous five years, and an assumption that economic conditions in the Company's primary market areas will reflect a stable, slow-growth environment. There can be no assurance, however, that economic conditions will continue to reflect a stable, slow-growth environment or that other circumstances will not occur leading to an economic stagnation or downturn.


     Competition:

The principal markets served by the Company are highly competitive. The Company has different competitors within each of its product lines. Competition is based principally on price, service, production and delivery scheduling. Further, new competition is expected in the sale of cold rolled products over the next few years as new pickling and/or cold rolling capacity is added by Nucor in Hickman, Arkansas and by Worthington Industries, Steel Technologies (through its Mi-Tech joint venture)and Trico in Decatur, Alabama.


     Interest rates:

Borrowings under the Company's revolving credit agreement are at interest rates which float generally with the prime rate or with LIBOR. The level of interest expense incurred by the Company under the revolving credit agreement will therefore fluctuate in line with changes in these rates of interest and based upon outstanding borrowings under the revolving credit agreement.

                                   SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HUNTCO  INC.



By:         /s/ Robert J. Marischen
      -------------------------------------
      Robert J. Marischen,
       Vice Chairman & Chief Financial Officer

Date: February 4, 1998



------------------------------------------------------------------------------



                                 EXHIBIT INDEX

     These Exhibits are numbered in accordance with the Exhibit Table of Item 601 of Regulation S-K:

 Exhibit No.                      Description
 -----------           ---------------------------------

     99                News release of February 4, 1998